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                                                                 EXHIBIT 10(b)xx





                       ANADARKO SAVINGS RESTORATION PLAN





                        Effective Date:  January 1, 1995
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                       ANADARKO SAVINGS RESTORATION PLAN



                                  WITNESSETH:


         WHEREAS, Anadarko Petroleum Corporation (the "Company") has heretofore adopted the Anadarko Employee Savings Plan (the "Savings Plan") for the benefit of its eligible employees; and

         WHEREAS, the Company has heretofore adopted the Anadarko Petroleum Corporation Executive Benefit Equalization Plan (the "Equalization Plan") to provide for the payment of certain pension and pension related benefits to certain of its employees who are members of the Savings Plan so that the total defined contribution benefits of such employees can be determined without regard to certain statutory limitations; and

         WHEREAS, the Company desires to replace and restate the portion of the Equalization Plan pertaining to the Savings Plan in order to provide a separate program of supplemental benefits to the Savings Plan, without gap or interruption and to amend such program of benefits in certain respects;

         NOW, THEREFORE, the Equalization Plan is hereby superseded and replaced with respect to benefits intended thereunder to supplement the Savings Plan by this Anadarko Savings Restoration Plan (the "Plan"), effective as of January 1, 1995:





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                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.01  INCORPORATION OF THE SAVINGS PLAN

         The Savings Plan, as it now exists and as it may be amended from time to time is hereby incorporated by reference into and shall form a part of the Plan as fully as if set forth herein verbatim. The Savings Plan, whenever referred to in the Plan, shall mean the Savings Plan, as amended, as it exists as of the date any determination is made of benefits payable under the Plan. All capitalized terms used in the Plan shall have the meanings assigned to them under the provisions of the Savings Plan unless otherwise defined herein or qualified by the context.

         1.02 DEFINITIONS. Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

         ACT:  The Employee Retirement Income Security Act of 1974, as amended.

         CODE:  The Internal Revenue Code of 1986, as amended.

         COMMITTEE: The Administrative Committee appointed by the Directors to administer the Plan.

         COMPANY:  Anadarko Petroleum Corporation and each other Employing
         Company.

         COMPANY STOCK:  The common stock of Anadarko Petroleum Corporation.

         CONTRIBUTION RATE: The combined before-tax and after-tax contribution rate that a Participant has elected in the Savings Plan.

         DIRECTORS: The Board of Directors of Anadarko Petroleum Corporation or the Compensation and Benefits Committee of the Board of Directors.

         EMPLOYING COMPANY:  Any entity which has adopted the Plan.

         PARTICIPANT: Any SRP Eligible Employee who has been designated by the Committee to participate in the Plan.

         PLAN YEAR: The twelve consecutive month period commencing upon January 1 of each year.





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         RESTORATION ACCOUNT:  A memorandum bookkeeping account established by the Committee for each Participant.


         SRP ELIGIBLE EMPLOYEE: Any Employee who is currently participating in the Savings Plan and whose benefits are reduced by limitations in the Code.

         1.03 NUMBER AND GENDER. Whenever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

         1.04 HEADINGS. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

         1.05 CONSTRUCTION. It is intended that the Plan be an unfunded plan which is not intended to meet the qualification requirements of section 401 of the Code, and provide benefits to Participants after the Code limits are exceeded in the qualified plan and all provisions herein shall be constructed in accordance with such intent.



                                      II.

                              PURPOSE OF THE PLAN

         The Company intends and desires to recognize the value to the Company of the past and present services of Employees in the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The Plan is made necessary by certain limitations which are imposed on the Savings Plan by the Code, and the regulations promulgated thereunder. The Plan is intended to constitute an unfunded "deferred compensation plan" for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Act.



                                      III.

                                 ADMINISTRATION

         The Committee shall have full power and authority to interpret, construe and administer the Plan and the Committee's interpretations and construction hereof, and





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actions hereunder, including the determination of the timing, form, amount of receipt of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith.


                                      IV.

                                  ELIGIBILITY

         At any time and from time to time, the Committee, in its sole discretion, shall designate the individuals who are Participants and the effective date and other terms and conditions of participation; provided, however, an individual may be a Participant only if (a) such person is participating in the Savings Plan and his benefits in the Savings Plan are limited by the Code; and (b) the Committee determines that such individual is one of a select group of management or highly compensated employees of the Company.



                                       V.

                               AMOUNT OF BENEFIT

         Each Plan Year, the Committee shall credit to a Participant's Restoration Account an amount equal to the excess, if any, of (a) over (b) where:

         (a) equals the Company Matching Contributions which would have been allocated to such Plan participants' Company Contribution Account under the Savings Plan if the Savings Plan had been administered without regard to the limitations contained in any of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415
                 of the Code; and

         (b) is the amount of Company Matching Contributions which were in fact allocated for such Plan Year to the Company Contribution Account of such Plan participant under the Savings Plan.

         In determining the amount to be credited to a Participant's Restoration Account for any Plan Year, the following rules shall be applicable:

         (a) a Participant will only be entitled to allocations to his Restoration Account if he was making contributions to the Savings Plan for such year; and





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         (b)     a Participant's Contribution Rate at the time the Savings Plan limitations are reached shall be the rate the Plan utilizes to determine the Participant's benefit in the Plan.



                                      VI.

                        CREDITING OF INCOME EQUIVALENTS

         As of the last day of each Plan Year (or more frequently as determined by the Committee), Participants' Restoration Accounts shall be adjusted by crediting or debiting such accounts based upon their deemed investment in such investments as the Committee may, in its sole discretion, determine for such Plan Year. The types of investments which may be determined by the Committee for the deemed investment of Participants' Restoration Accounts shall include but not be limited to:

         (a)     shares of Company stock;

         (b) certificates of deposit, United States Treasury instrument or other investments paying interest; and

         (c)     mutual funds or identified securities.

         The Committee shall establish rules and procedures regarding the determination of deemed investments of Participants' Restoration Accounts and the resulting crediting or debiting adjustments of such accounts that are uniformly applied with respect to the Restoration Accounts of all Participants. The Committee may determine different deemed investments for Participants' Restoration Accounts and may change the deemed investments for Participants' Restoration Accounts from time to time.



                                      VII.

                                  FORFEITURES

         If a Participant's employment is terminated for any reason other than total and permanent disability or death before they become vested in the Savings Plan, any benefits accrued in the Plan are forfeited. If a Participant's employment is terminated due to total and permanent disability or death, they are considered to be 100% vested in the Savings Plan and therefore vested in any Plan benefits.





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                                     VIII.

                              PAYMENT OF BENEFITS

         The benefits payable under Articles V and VI hereof shall be payable in the form of a lump sum paid as soon as it is administratively practicable based on the month end valuation date on or following termination, retirement, disability or death. Notwithstanding the foregoing, however, the Committee may, in its sole discretion, direct payment of the benefits payable under Articles V and VI hereof for any reason to a Participant or Participant's beneficiary or beneficiaries in an alternate form or time of payment.



                                      IX.

                               CHANGE OF CONTROL

         Upon a Change of Control (as defined in the Savings Plan), the following events shall occur:

         (a)     all Participants shall be deemed to be vested in the Plan;

         (b) Participants who terminate employment for any reason within one year of a Change of Control shall be paid the higher of
                 (1) the value of their Restoration Account on the date of the Change of Control, or (2) the value of their Restoration Account at the month end on or after termination;

         (c) Participants who terminate employment for any reason later than one year after a Change of Control shall be paid the value of their Restoration Account at the month end on or after termination; and

         (d) if the Plan is terminated within one year of a Change of Control, pursuant to Article XII, participants shall be paid the higher of (1) the value of their Restoration Account on the date of the Change of Control, or (2) the value of their Restoration Account at the month end on or after the Plan is terminated.





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                                       X.

                                 BENEFICIARIES

         A Participant shall not have the right to designate a beneficiary under the Plan. The recipients of any benefits payable under the Plan in the event of such Participant's death shall be the same individuals who are the recipients of his benefits payable under the Savings Plan on account of such Participant's death.



                                      XI.

                              PARTICIPANT'S RIGHTS

         Benefits payable under the Plan shall be a general, unsecured obligation of the Company to be paid by the Company from its own funds, and such payments shall not (a) impose any obligation upon the Trust Fund under the Savings Plan; (b) be paid from the Trust Fund under the Savings Plan; or (c) have any effect whatsoever upon the Savings Plan or the payment of benefits from the Trust Fund under the Savings Plan. No Participant participating in the Plan or his beneficiary or beneficiaries shall have any title to or beneficial ownership in any assets which the Company may earmark to pay benefits hereunder.



                                      XII.

                          AMENDMENT AND DISCONTINUANCE

         The Plan may be amended from time to time, or terminated and discontinued at any time, in each case at the sole discretion of the Committee; provided, however, that (a) no amendment shall be made, nor shall the Plan be terminated in a manner, which would reduce the benefits or rights to benefits of any individual accrued under the Plan (determined on the basis of each participant's presumed termination of employment as of the date of such amendment or termination) prior to the later of the adoption or the effective date of such amendment or termination, and (b) upon the occurrence of a Change of Control, the Board may not amend the Plan in a manner which would reduce the benefits provided to Participants immediately prior to such Change of Control.






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                                     XIII.

                           RESTRICTIONS ON ASSIGNMENT

         The interest of a Participant participating in the Plan or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, ledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy.



                                      XIV.

                                 NATURE OF PLAN

         Any and all amounts set aside by the Company to discharge its obligations hereunder shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under the Plan unless the Company is then solvent. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so. The Company intends that the Plan be unfunded for the purpose of Title I of the Act.



                                      XV.

                              CONTINUED EMPLOYMENT

         Nothing contained herein shall be construed as conferring upon any employee the right to continue in the employ of the Company in any capacity, or affect in any way the right of the Company to terminate his employment at any time.





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                                      XVI.

             BINDING ON COMPANY, PARTICIPANTS AND THEIR SUCCESSORS

         The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the participants and their respective heirs, executors, administrators and legal representatives.


                                     XVII.

                                 LAWS GOVERNING

         The Plan shall be construed in accordance with and governed by the laws of the State of Texas.





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EXECUTED as of January 1, 1995.


                                        ANADARKO PETROLEUM CORPORATION

                                        ________________________________________